Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-273040 on Form S-8 of our report dated April 17th, 2024, relating to the financial statements of Corporación Inmobiliaria Vesta, S.A.B. de C.V. appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

Galaz, Yamazaki, Ruiz Urquiza, S. C.
Affiliate of a Member of Deloitte Touche Tohmatsu Limited

/s/ Galaz, Yamazaki, Ruiz Urquiza, S.C.

Mexico City, Mexico
April 19th, 2024